EXHIBIT 10.15B

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [JANUARY 29, 2021].

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED THAT THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY.

MEDMEN ENTERPRISES INC.
7.5% UNSECURED CONVERTIBLE DEBENTURE DUE ________________________

DATE OF ISSUE:

PRINCIPAL AMOUNT: US$

DEBENTURE CERTIFICATE NUMBER:

MEDMEN ENTERPRISES INC., a corporation incorporated under the laws of British Columbia (the “Borrower”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of____________ (hereinafter referred to as the “Lender” or the “Debentureholder”), the principal amount of ___________ ($___________) (the “Principal Amount”) in lawful money of the United States in the manner hereinafter provided at the foregoing address of the Lender, or at such other place or places as the Lender may designate by notice in writing to the Borrower, on ________________, or such earlier date as the Principal Amount may become due and payable (the “Maturity Date”), and to pay interest to the Lender on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

The Debentureholder has the right, from time to time and at any time prior to 5:00 p.m. (Eastern time) on the earlier of: (i) the Business Day (as defined herein) immediately preceding the Maturity Date; and (ii) the Business Day prior to any repurchase of the Debenture in accordance with terms hereof, to convert all or (subject to the terms and conditions set forth below) any portion of the outstanding Principal Amount into Shares (as defined herein), at a price, with respect to the Principal Amount, equal to the Conversion Price (as defined herein), subject to adjustment in certain events, together with any accrued and unpaid interest owing thereon up to and including the date of conversion.

Unless the Principal Amount has otherwise been converted in accordance with the terms hereof, the Principal Amount owing, or the portion of the Principal Amount which has yet to be converted, together with any accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”) shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions appended hereto as Schedule A.

(See terms and conditions attached hereto)

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IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by a duly authorized officer.

DATED for reference this ______ day of ____________________.

MEDMEN ENTERPRISES INC.

Per:
Authorized Signatory

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SCHEDULE A -TERMS AND CONDITIONS FOR

7.5%UNSECURED CONVERTIBLE DEBENTURE
OF MEDMEN ENTERPRISES INC.

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Debenture, the following terms shall have the following meanings:

(1)"affiliate" has the meaning ascribed to such term under applicable Canadian Securities Laws;

(2) "Applicable Laws" means any and all applicable laws, including all federal, provincial and local statutes, codes, ordinances, decrees, rules, treaties, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, or regulatory judgments, orders, directives, decisions, rulings or awards of any Governmental Authority, all having the force of law, binding on or affecting the Person referred to in the context in which the term is used;

(3) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized by law to close;

(4) "Canadian Securities Laws" means, collectively, all applicable securities laws in each of the Reporting Jurisdictions and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or securities regulatory authorities of Canada and of each of the provinces and territories;

(5) "Change of Control" means:

(a)	any transaction (whether by purchase, merger or otherwise) whereby a Person or Persons acting jointly or in concert directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Borrower, more than 50% of the votes attached to the Shares that may be ordinarily cast at a general meeting;

(b)	the Borrower's arrangement, amalgamation, consolidation or merger with or into any other Person, any merger of another Person into the Borrower, unless the holders of voting securities of the Borrower immediately prior to such arrangement, amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Borrower or the successor entity upon completion of the arrangement, amalgamation, consolidation or merger; or

(c)	any conveyance, transfer, sale lease or other disposition of all or substantially all of the Borrower's and the Borrower's subsidiaries' assets and properties, taken as a whole, to another arm's length Person;

but shall not include acquisition of Shares by the GGP Noteholders as a result of conversion of the Existing Convertible Notes or the exercise of the warrants issued in connection with the issuance of the Existing Convertible Notes;

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(6) "Closing Date" means ___________________;

(7) "Conversion Price" means $0.1456, subject to adjustment in accordance with the provisions of Section 4.4, in which case it shall mean the adjusted price in effect at such time after such adjustment, and subject to the policies of the Exchange;

(8) "Debenture" means this unsecured convertible debenture;

(9) "Exchange" means the Canadian Securities Exchange or such other stock exchange in Canada on which the Shares are principally traded;

(10) "Existing Convertible Notes" means the outstanding $203,135,822 aggregate principal amount of senior secured convertible notes issued by the Borrower and MM CAN USA, Inc. pursuant to the GGP Loan Agreement;

(11) “GGP Loan Agreement” means that certain Second Amended and Restated Securities Purchase Agreement dated as of June 2, 2020 (as further amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time), among the Borrower, MM CAN USA, Inc., each other credit party thereto, the purchasers party thereto and Gotham Green Admin 1, LLC;

(12) “GGP Noteholders” mean the holders of the Existing Convertible Notes;

(13) "Governmental Authority" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other Law, regulation or rule-making entity (including, without limitation, any stock exchange, securities regulatory authority, central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances;

(14) "Investment Agreement" means the agreement dated September 16, 2020, among the Borrower, the Investors on the Signature thereto;

(15) "Market Price" of the Shares means, at any date, the market price of the Shares determined in accordance with section 1.1 of National Instrument 62-104 – Take-over Bids and Issuer Bids;

(16) "Payment Account" means the account of the Lender as the Lender may from time to time advise the Borrower in writing, however if such account details are not provided, the issue of a cheque in the name of the registered holder shall satisfy any requirement to make payment to a Payment Account;

(17) "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(18) "Reporting Jurisdictions" means each of the provinces and territories of Canada in which the Borrower is a reporting issuer;

(19) "Senior Indebtedness" means, unless expressly subordinated to or made on a parity with the amounts due under this, all amounts due in connection with: (a) indebtedness of the Borrower or any Subsidiary thereof to banks or other lending institutions regularly engaged in the business of lending money; (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor; and (c) indebtedness under or pursuant to the Existing Convertible Notes;

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(20) "Shares" means, subject to adjustment by application of Section 4.4, the Class B Subordinate Voting Shares in the capital of the Borrower as constituted on the date hereof;

(21) "Subscription Agreement" means the subscription agreement entered into between the Borrower and the Lender with respect to the subscription for the Debentures;

(22) "Subsidiary" means as to any Person, any corporation or other business entity in which such Person or one or more of its Subsidiaries owns, directly or indirectly, sufficient equity or voting interests to enable it or them (as a group) to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries;

(23) "Taxes" means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority;

(24) "trading day" means a day on which the Exchange is open for trading (or if the Borrower’s Shares are not then listed on the Exchange, such other recognized stock exchange or quotation system on which the Shares may trade or be quoted);

(25) "VWAP" means the daily volume weighted average trading price of the Shares on the Exchange; and

(26) "Warrants" means the share purchase warrants issued by the Borrower pursuant to the Investment Agreement.

Section 1.2 Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then, except as otherwise provided herein, such action shall be required to be taken on a Business Day which is the next following day that is a Business Day.

Section 1.4 Currency

Unless otherwise indicated, all amounts in this Debenture are stated and shall be paid in currency of the United States.

Section 1.5 Consents or Approvals

It shall be a condition hereof that any consent or approval of the Debentureholder required hereby shall be obtained in writing prior to the event for which it is required.

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Section 1.6 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing Persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.7 Severability

If any provision of this Debenture is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by Applicable Laws. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.8 Entire Agreement

This Debenture, including any schedules attached hereto, together with the Investment Agreement, the Subscription Agreement and Warrant certificate(s), constitutes the entire agreement between the Borrower and the Lender relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

ARTICLE 2 – PAYMENT OF PRINCIPAL, INTEREST AND OTHER CONSIDERATIONS

Section 2.1 Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon, as well as any and all other sums then payable by the Lender, shall be repaid by the Borrower to the Lender on the earlier of __________________ and the date on which the Principal Amount and the accrued and unpaid interest is declared, or deemed to be, due and owing as a result of an Event of Default (the "Maturity Date").

Section 2.2 Interest Payable

Interest on the Principal Amount outstanding under this Debenture shall be at the rate of seven and one-half percent (7.5%) per annum, calculated and payable semi-annually, not in advance, on the last day of June and December in each year, accrued from and including the Closing Date, and shall be first payable on _____________. The ______________ interest payment will represent accrued interest from and including the Closing Date to but excluding _______________. The final interest payment owing for the stub period from _______________ to but excluding ______________, shall be calculated on a proportionate basis for ___ days of interest owing based off a 365 day year. For greater certainty, such interest shall be payable before, during or after default, maturity, and judgment until the date of repayment in full.

Section 2.3 Interest Guaranteed

For greater certainty, in the event of a full or partial redemption or purchase for cancellation of this Debenture as set out in Sections 3.1 and 3.3 or the conversion of all or a portion of the Principal Amount as set out in Section 4.3, Interest on the Principal Amount will be paid as if the Debenture remains outstanding until the Maturity Date (such amount to be determined and paid on a pro rata basis in the case of a partial redemption or purchase for cancellation or a partial conversion) (the "Guaranteed Interest Payment").

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Section 2.4 Payment of Overdue Interest

The Borrower shall, on demand, pay to the Lender by depositing to the Payment Account, interest on all overdue payments in connection with this Debenture from the date any such payment becomes overdue and for so long as such amount remains unpaid at a rate per annum which is equal to the applicable interest rate. Interest at the applicable interest rate on overdue amounts shall be calculated daily, compounded monthly on the last Business Day of the month, and shall be payable both before and after default, maturity, and judgment.

Section 2.5 Compliance with the Interest Act (Canada)

For the purposes of this Debenture, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be paid and divided by the number of days used in the basis of such determination.

Section 2.6 Maximum Rate of Return

Notwithstanding any provision to the contrary contained in this Debenture, in no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code, RSC, 1985, C 46) payable under this Debenture exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Debenture lawfully permitted under that section and, if any payment, collection or demand pursuant to this Debenture in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lender and the amount of such payment or collection shall be refunded to the Borrower. For purposes of this Debenture the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loan on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender will be conclusive for the purposes of such determination.

Section 2.7 Method of Paying of Interest

Payments of principal, accrued and unpaid interest, fees and all other amounts payable by the Lender pursuant to this Debenture shall be paid at or before 5:00 p.m. (Los Angeles time) on the day such amount is due. If any such day is not a Business Day such amount shall be deemed for all purposes of this Debenture to be due on the next immediately following day that is a Business Day. All payments shall be made to the Payment Account.

Section 2.8 Rank

(1) This Debenture constitutes a direct unsecured obligation of the Borrower. Notwithstanding anything in this Debenture to the contrary, the indebtedness evidenced by this Debenture is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the Closing Date or hereafter incurred.

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(2) While this Debenture remains issued and outstanding, the Lender shall at the request of the Borrower, in respect of the indebtedness of the Borrower hereunder, enter into a postponement and subordination agreement with any lender to the Borrower in connection with the incurrence by the Borrower of any Senior Indebtedness, provided such postponement and subordination agreement is on customary terms and conditions.

(3) Except as set forth in Section 2.8(4), until all Senior Indebtedness has been indefeasibly paid in full in cash and all financing arrangements between the Borrower and any holder of Senior Indebtedness have been terminated, the Lender will not accelerate, ask, demand, sue for, participate with others in any suit, action or proceeding against the Borrower for, take or receive from the Borrower, by set-off or in any other manner, the whole or any part of the indebtedness of the Borrower hereunder, including, without limitation, the taking or foreclosure upon or selling of any negotiable instruments evidencing such amounts, or any security for any such indebtedness.

(4) Subject to Section 2.8(3), the Borrower shall pay to the Lender all payments owing under this Debenture as and when such amounts become due and owing.

(5) Without limiting the foregoing, the indebtedness evidenced by this Debenture is subordinated in right of payment to the prior payment in full of any Senior Indebtedness pursuant to the terms of that certain Intercreditor and Subordination Agreement dated as of September 16, 2020, among the Lender, the Investors, and Gotham Green Admin 1, LLC.

ARTICLE 3 – REDEMPTION OR PURCHASE OF DEBENTURE

Section 3.1 Redemption or Conversion if Change of Control

The Borrower shall notify the Debentureholder of the pending Change of Control in accordance with Section 3.2, and the Debentureholder shall, in its sole discretion, have the right to require the Borrower to, either: (1) repurchase this Debenture at an amount equal to the sum of (i) the Principal Amount outstanding; plus (ii) the Guaranteed Interest Payment, less any interest paid on the Principal Amount up to and including the date of repurchase; or (2) if the Change of Control results in a new issuer (provided that the new issuer has its equity shares listed and posted for trading on an national stock in exchange in Canada or the United States and such new issuer consents), convert this Debenture into a replacement debenture of the new issuer in the aggregate principal amount of 100% of the Principal Amount of the Debenture then outstanding, plus any accrued and unpaid interest, on substantially equivalent terms to those terms contained herein.

Section 3.2 Notice of Change of Control

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control, the Borrower shall give written notice to the Lender of such Change of Control at least ten (10) days or as soon as reasonably possible prior to the effective date of any such Change of Control and another written notice on or immediately after the effective date of such Change of Control.

Section 3.3 Purchase for Cancellation

Subject to the Lender Conversion Right in Section 4.1, at any time prior to the Maturity Date and subject to Applicable Law, the Borrower will have the right at any time and from time to time upon providing written notice of ten (10) days prior to the proposed date of repurchase, to repurchase all or a portion of this Debenture at an amount equal to the sum of: (i) the Principal Amount outstanding; plus (ii) the Guaranteed Interest Payment, less any interest paid on the Principal Amount up to and including the date of repurchase, determined on a proportionate basis if only a portion of this Debenture is repurchased.

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ARTICLE 4 – CONVERSION

Section 4.1 Lender Conversion Right

(1) Upon and subject to the terms and conditions hereinafter set forth, the Lender shall have the right (the "Lender Conversion Right"), but not the obligation, at any time, and from time to time, up to and including earlier of: (i) the Business Day immediately preceding the Maturity Date; and (ii) the Business Day prior to any repurchase of the Debenture in accordance with terms hereof, to notify the Borrower that it wishes to exchange or convert, for no additional consideration, all or any part of the Principal Amount of this Debenture into fully paid and non-assessable Shares at the Conversion Price in effect on the date of conversion (the "Lender Conversion Date"). For greater certainty, if the Lender elects to convert all or a portion of the Principal Amount, then on the Lender Conversion Date the Borrower will pay to the Lender any accrued and unpaid interest owing up to and including the Lender Conversion Date.

(2) The Conversion Right shall extend only to the maximum number of whole Shares into which the Principal Amount of this Debenture or any part thereof may be converted in accordance with this Section 4.1. Fractional interests in Shares shall be adjusted in the manner provided in Section 4.5.

Section 4.2 Lender Conversion Procedure

(1) The Lender Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the "Lender Conversion Notice") attached hereto as Schedule B.1, and delivering the Lender Conversion Notice and this Debenture to the Borrower. The Lender Conversion Notice shall provide that the Lender Conversion Right is being exercised, shall specify the Principal Amount being converted, and shall set out the proposed Lender Conversion Date (such date to be no earlier than five (5) Business Days and no later than ten (10) Business Days after the day on which the Lender Conversion Notice is received by the Company). The conversion shall be deemed to have been effected immediately prior to the close of business on the Lender Conversion Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within ten (10) Business Days after the Lender Conversion Date, the Borrower shall cause to be delivered to the Lender a share certificate or certificates (or such other evidence of the issuance of the Shares from the Borrower’s transfer agent, including direct registration system advices) for the applicable number of Shares issuable under the applicable Lender Conversion Notice registered in the manner specified in the applicable Lender Conversion Notice. If less than all of the Principal Amount of this Debenture is the subject of the Lender Conversion Right, then within ten (10) Business Days after the Lender Conversion Date, the Borrower shall deliver to the Lender a replacement Debenture in the form hereof in the principal amount of the unconverted principal balance hereof, and this Debenture shall be cancelled. If the Lender Conversion Right is being exercised in respect of the entire Principal Amount of this Debenture, this Debenture shall be cancelled. With the Lender Conversion Notice, the Lender shall provide the Borrower with its written calculation of the amount of accrued and unpaid interest on the Principal Amount which is the subject of the Lender Conversion Right, up to the date of the Lender Conversion Notice.

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Section 4.3 Automatic Conversion

(1) Upon payment of the Guaranteed Interest Payment, less any interest paid on the Principal Amount up to and including the date of conversion, and subject to the terms and conditions hereinafter set forth (the "Borrower VWAP Conversion"), if during the period commencing on the date of this Debenture and ending on the day immediately prior to the Maturity Date (the "Borrower Conversion Period"), for any forty five (45) consecutive trading days during the Borrower Conversion Period (the "VWAP Measurement Period"), the daily VWAP of the Shares on the Exchange is greater than $0.218, 100% of the Principal Amount then outstanding under this Debenture shall be converted into Shares at the Conversion Price on the day immediately following the end of the VWAP Measurement Period (the "Borrower Conversion Date") and this Debenture shall be cancelled. On the date of conversion, the Borrower will pay to the Lender accrued but unpaid interest up to and including the Borrower Conversion Date.

(2) The Borrower VWAP Conversion shall extend only to the maximum number of whole Shares into which the Principal Amount of this Debenture may be converted in accordance with this Section 4.3. Fractional interests in Shares shall be adjusted in the manner provided in Section 4.5.

(3) The conversion shall be effected immediately prior to the close of business on the Borrower Conversion Date and the Shares issuable upon conversion shall be issued as fully paid and non-assessable at such time. Within two (2) Business Days after the Borrower Conversion Date, the Borrower shall cause to be delivered to the Lender a share certificate or certificates (or such other evidence of the issuance of the Shares from the Borrower’s transfer agent, including direct registration system advices) for the applicable number of Shares issuable under the applicable Borrower Conversion Notice registered in the manner specified in writing by the Lender. The Borrower shall provide the Lender with its written calculation of the amount of accrued and unpaid interest on the Principal Amount which is the subject of the Borrower VWAP Conversion, up to the date of the Borrower Conversion Notice.

Section 4.4 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(1)	If and whenever at any time prior to the Maturity Date, the Borrower shall:

(a)	subdivide, re-divide or change the outstanding Shares into a greater number of Shares;

(b)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(c)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(d)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

then the Conversion Price in effect on the effective date of such subdivision, redivision, change, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to inSection 4.4(1)(a), (c) and (d) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, redivision, change or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.4(1)(b) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date; in each case by multiplying the Conversion Price in effect on such effective date or record date by a fraction of which the numerator shall be the total number of Shares outstanding immediately prior to such date and the denominator shall be the total number of Shares outstanding immediately after such date. Such adjustment shall be made successively whenever any event referred to in this Section 4.4(1) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Section 4.4(2) and (3). To the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

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(2) If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such record date (such period from the record date to the date of expiry being referred to in thisSection 4.4(2) as the "Rights Period"), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) at a price per share less than 95% of the Market Price for Shares ending on the third trading day prior to such record date (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.4(2) as the "Per Share Cost"), the Borrower shall give written notice to the Lender with respect thereto (any of such events herein referred to as a "Rights Offering"), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)	the numerator of which is the aggregate of:

(i)	the total number of Shares outstanding as of the record date for such Rights Offering; and

(ii)	the number determined by dividing the product of the Per Share Cost and:

(A)	where the event giving rise to the application of this Section 4.4(2) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

(B)	where the event giving rise to the application of this Section 4.4(2) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Market Price of the Shares ending on the third trading day prior to such record date for the commencement of the Rights Offering; and

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(b)	the denominator of which is:

(i)	in the case described in Section 4.4(2)(a)(ii)(A), the total number of Shares outstanding, or

(ii)	in the case described in Section 4.4(2)(a)(ii)(B), the total number of Shares that would be outstanding if all the Shares described in Section 4.4(2)(a)(ii)(B) had been issued,

in each case, at the end of the Rights Period.

Any Shares owned by or held for the account of the Borrower or any Subsidiary of the Borrower will be deemed not to be outstanding for the purpose of any such computation.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.4(2) as a result of the fixing by the Borrower of a record date for the distribution of rights, options or warrants referred to in this Section 4.4(2), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued upon the exercise of such rights, options or warrants, as the case may be.

If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to thisSection 4.4(2), is multiplied by the number of Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.4(2); provided that no fractional Shares will be issued and shall be adjusted in the manner provided in Section 4.5. Such additional Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Lender within ten Business Days following the end of the Rights Period.

(3) If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (a) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (b) rights, options or warrants (other than rights, options or warrants referred to in Section 4.4(2)), or (c) evidences of its indebtedness, or (d) assets (including cash) or property of the Borrower, or (e) cash dividends or distributions, then, in each such case, the Borrower shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution, (herein referred to as a "Special Distribution") determined in the manner hereafter set out.

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The Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(a)	the numerator of which is:

	(i)	the product of the number of Shares outstanding on such record date and the Market Price of the Shares on such record date; less

	(ii)	the aggregate fair market value (as determined by action by the directors of the Borrower, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Borrower or any Subsidiary of the Borrower will be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever any event referred to in this Section 4.4(3) shall occur.

(4) In the case of any reclassification of, or other change in, the outstanding Shares pursuant to a Change of Control, if the Lender elects not to redeem this Debenture in accordance with Section 3.1, the Lender may elect, prior to the effective date of such Change of Control, to convert all or any part of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. To exercise such right the Lender must provide a notice in writing to the Borrower no later than seven (7) days prior to the effective date of such Change of Control (provided the Borrower has provided the Lender 7 days prior written notice of such Change of Control), failing which the Lender’s right to convert this Debenture as a consequence of such Change of Control shall cease. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the effective date of such Change of Control. If the Lender elects not to convert any of the Principal Amount of this Debenture, the Conversion Price in effect after the effective date of such Change of Control shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Shares resulting from such Change of Control so that the Lender, upon exercising the Conversion Right after the effective date of such Change of Control, will be entitled to receive the aggregate number of Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Change of Control if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

(5)If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.4(1), (2), (3) or (4)), or a consolidation, amalgamation or merger of the Borrower with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in Section 4.4(4)), or a transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property of the Borrower or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Borrower, acting reasonably and in good faith, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.4 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in thisSection 4.4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action by the directors of the Borrower, acting reasonably and in good faith, and will for all purposes be conclusively deemed to be an appropriate adjustment.

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(6) If, in the opinion of the board of directors of the Borrower, acting reasonably and in good faith, the provisions of this Section 4.4 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the Lender in accordance with the intent and purposes hereof, the Conversion Price shall be adjusted in such manner, if any, and at such time, as the board of directors of the Borrower determines to be appropriate, acting reasonably and in good faith, on a basis consistent with the intent of this Section 4.4; provided that if at any time a dispute arises with respect to adjustments provided for in this Article 4, such dispute will be conclusively determined by the auditors of the Borrower or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Borrower, acting reasonably and in good faith, and any such determination will be binding on the Borrower and the Lender. The Borrower will provide such auditors or accountants with access to all necessary records of the Borrower.

(7) In any case in which this Section 4.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Borrower may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrower shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.4(6), have become the holder of such additional Shares pursuant to Section 4.4(2).

(8) The adjustments provided for in this Section 4.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.4(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(9) No Conversion Price adjustment will be made to the extent that the Borrower makes an equivalent distribution to the Lender under Section 5.1(2) in respect of such Debenture. No adjustment to the Conversion Price will be made for distributions or dividends on Shares issuable upon conversion of the Debenture that have been surrendered for conversion, provided that the Lender shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

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Section 4.5 No Requirement to Issue Fractional Shares

The Borrower shall not be required to issue fractional Shares upon the conversion of the Debenture pursuant to this Article 4. If any fractional interest in a Share, would, except for the provisions of this Section 4.5, be deliverable upon the conversion of any amount hereunder, the number of Shares to be issued shall be rounded down to the nearest whole Share and in lieu of fractional Shares, the Borrower shall pay to the Lender within ten (10) Business Days after the Lender Conversion Date or the Borrower Conversion Date, as applicable, an amount in lawful money of the United States equal to the Conversion Price of the Shares on such date multiplied by an amount equal to the fractional interest of Shares such Lender would otherwise be entitled to receive upon such exercise or upon conversion, provided that the Borrower shall not be required to make any payment, calculated as aforesaid, that is less than $1.00.

Section 4.6 Borrower to Reserve Shares

The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon exercise of the Conversion Right, and conditionally allot to the Lender, such number of Shares as shall then be issuable upon the conversion of this Debenture. The Borrower covenants with the Lender that all Shares which shall be so issuable shall be duly and validly issued as fully paid and non- assessable. The Borrower covenants with the Lender to cause the Shares and the certificates, as applicable, representing the Shares, from time to time acquired pursuant to the exercise of the Conversion Right, to be duly issued and delivered in accordance with the terms hereof.

Section 4.7 Certificate as to Adjustment

The Borrower shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.4, deliver an officer’s certificate to the Lender specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the dispute resolution procedure inSection 4.4(5), such certificate shall be binding and determinative of the adjustment to be made, absent manifest error.

Section 4.7 Shareholder of Record

Except as also provided for herein, on the Issue Date or the applicable date specified in Section 4.2 the Lender or its nominee(s) shall be deemed to have become the holder of record of the Shares into which the Principal Amount of this Debenture (or a portion thereof) is converted in accordance with Section 4.2.

Section 4.8 Resale Restrictions, Legending and Disclosure

Borrower agrees to register the Shares issuable upon conversion hereof in such name(s) as the Lender may direct in writing. By its acceptance hereof the Lender acknowledges that this Debenture is, and the Shares issuable upon conversion hereof will be, subject to certain resale restrictions as set forth in the Subscription Agreement and under applicable securities laws, and the Lender agrees to comply with all such restrictions and laws. Upon issuance of the Shares pursuant to the conversion of this Debenture, the Lender shall be deemed to have reaffirmed its representations and warranties set forth in the Subscription Agreement. The Lender further acknowledges and agrees that all Share certificates will bear the Canadian and US legends substantially in the form set forth on the face page hereof as well as any legends required by the Exchange, provided that such Canadian legend shall not be required on Share certificates issued at any time following four months plus one day after the date hereof. The Lender acknowledges that the Borrower will be required to provide to the applicable securities regulatory authorities the identity of the Lender and its principals and the Lender hereby agrees thereto.

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ARTICLE 5 – RIGHTS OF DEBENTUREHOLDER

Section 5.1 Distribution on Dissolution, or Otherwise.

(1) Subject to Applicable Laws and the rights of any holders of any Senior Indebtedness or any other indebtedness or claims ranking rateably or in priority to the Lender, upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Borrower or distribution of the assets of the Borrower upon any dissolution or winding-up or total liquidation of the Borrower, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Borrower or otherwise any payment or distribution of assets of the Borrower, whether in cash, property or security, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, directly to the holder of this Debenture or their representatives, to the extent necessary, to pay all obligations pursuant to this Debenture in full.

(2) Subject to Applicable Laws and the rights of: (a) any holders of any Senior Indebtedness or any other indebtedness or claims ranking rateably or in priority to the Lender, and (b) any shares of the Borrower ranking in preference to the Shares, the holders of Debentures shall be entitled to receive ratably with the holders of Shares, any dividends declared on the Shares or any other distributions made to the holders of Shares (the “Share Distribution”), on the basis as if the Debentures had been converted into Shares at the Conversion Price in effect for the Debentures as of the record date for the determination of the holders of Shares entitled to receive the Share Distribution.

Section 5.2 Certificate Regarding Creditors

Upon any payment or distribution of assets of the Borrower referred to in this Section 5.2, the Debentureholder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, delivered to the Debentureholder, for the purpose of ascertaining the Persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.2.

Section 5.3 Rights of Debentureholder Reserved

Nothing contained in this Article 5 or elsewhere in this Debenture is intended to or shall impair, as between the Borrower and the Debentureholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Debentureholder the Principal Amount and interest on the Debenture, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Debentureholder from exercising all remedies otherwise permitted by Applicable Laws upon default under this Debenture.

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Section 5.4 Payment of Debenture Permitted

Nothing contained in this Debenture shall:

(a)	prevent the Borrower from making payments of the Principal Amount, interest and other amounts to the Debentureholder under this Debenture as herein provided;

(b)	prevent the conversion of this Debenture into Shares as herein provided or as otherwise permitted according to law, including in connection with a bankruptcy, reorganization, insolvency, or other arrangement with creditors of the Borrower; or

(c)	prevent the redemption of this Debenture by the Borrower as herein provided or as otherwise permitted according to law.

ARTICLE 6 – COVENANTS OF THE BORROWER

Section 6.1 Positive Covenants

The Borrower covenants and agrees, for as long this Debenture remains outstanding, that:

(1) Maintain Corporate Existence. Each of the Borrower and its Subsidiaries shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(2) Compliance with Applicable Laws. Each of the Borrower and its Subsidiaries shall comply in all material respects with all Applicable Laws;

(3) Maintain Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep accurate records and books of account reflecting all financial transactions;

(4) Payment of Taxes. Each of the Borrower and its Subsidiaries shall pay and discharge promptly all Taxes assessed or imposed upon it or its property when the Borrowers or Subsidiaries receive a final demand from the relevant tax authorities, except where it contests in good faith the validity thereof by proper legal proceedings;

(5) Payment of Obligations. The Borrower shall pay all principal, interest and other amounts owing to the Lender hereunder promptly when due;

(6) Performance of Covenants. The Borrower shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture;

(7) Insurance. Each of the Borrower and its Subsidiaries shall maintain insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated;

(8) Maintain Listing. The Borrower shall use reasonable commercial efforts to maintain the listing of the Shares on the Exchange and to maintain the Borrower’s status as a reporting issuer not in default of the requirements of Canadian Securities Laws; and

(9) Notice of Event of Default. The Borrower shall promptly, and in any event within five (5) Business Days after a responsible officer of the Borrower becoming aware, give notice to the Lender of the occurrence of any Event of Default.

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ARTICLE 7 – EVENTS OF DEFAULT

Section 7.1 Events of Default

(1)Any of the following shall constitute an Event of Default under this Debenture (each an "Event of Default"):

(a)	if the Borrower fails to pay when due any portion of the Principal Amount or any interest thereon, or any other amount owing by the Borrower to the Lender hereunder, and such breach or default continues for a period of ten (10) Business Days following the date on which such payment became due;

(b)	if the Borrower fails to observe, perform or comply with any material term, covenant, condition or obligation of the Borrower contained herein or is otherwise in default of any of the material provisions contained herein (other than a payment default referred in Section 7(1)(a)) and such default, if capable of being remedied, is not remedied within 60 days after the Borrower receives written notice of such default from the Lender, it being understood that the notice delivered by the Lender must specify in reasonable detail all defaults which the Lender asserts as the basis for the Event of Default;

(c)	if the Borrower shall generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or if a decree or order of a court having jurisdiction is entered adjudging the Borrower a bankrupt or insolvent;

(d)	if the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(e)	if the Borrower shall in the absence of such application, consent or acquiescence, become subject to the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against a substantial part of the property of the Borrower; or

(f)	if the Borrower shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding, if contested by the Borrower is not dismissed within thirty (30) days.

(2) If an Event of Default described in (d), (e) or (f) above shall occur, the entire unpaid principal of and accrued interest on this Debenture shall become immediately due and payable without any declaration or other act on the part of the Lender. Immediately upon the occurrence of any Event of Default described in (d), (e) or (f) above, or upon failure to pay this Debenture on the Maturity Date, the Lender, upon notice to the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Debenture, or at law or in equity.

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(3) If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the outstanding Principal Amount of this Debenture to be due and payable, whereupon the full unpaid amount of this Debenture which shall be so declared due and payable shall be and become immediately due and payable.

Section 7.2 Remedies Not Exclusive

No right, power or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy shall, to the extent permitted by Applicable Laws, be cumulative and shall be in addition to every other right, power or remedy given hereunder or now or hereafter existing at law, in equity or by statute. The Lender shall have the power to waive any Event of Default, provided such waiver is obtained in accordance with Section 9.5, and shall not constitute a waiver of any other or subsequent Event of Default. No delay or omission of the Lender in the exercise of any right, power or remedy accruing upon any Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every right, power and remedy given to the Lender by this Debenture or under Applicable Laws may be exercised from time to time and as often as may be deemed expedient by the Lender. In case the Lender shall have proceeded to enforce any right under this Debenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case, the Borrower and the Lender shall, without any further action hereunder, to the full extent permitted by Applicable Laws, subject to any determination in such proceedings, severally and respectively, be restored to their former positions and rights hereunder and thereafter all rights, remedies and powers of the Lender shall continue as though no such proceeding had been taken.

Section 7.3 Application of Monies

Subject to Applicable Laws, all monies collected or received by the Lender pursuant to or in exercise of any right or remedy shall be applied on account of the amounts outstanding hereunder in such manner as the Lender deems best or, at the option of the Lender, or released to the Borrower, all without prejudice to the liability of the Borrower or the rights of the Lender hereunder, and any surplus shall be accounted for as required by Applicable Laws.

ARTICLE 8 – MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURE CERTIFICATE

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Borrower, shall issue and deliver, a new replacement debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted debenture certificate shall furnish to the Borrower such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Borrower in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Borrower in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted debenture certificate.

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ARTICLE 9 – GENERAL

Section 9.1 Taxes, etc.

All payments made by the Borrower to the Lender under this Debenture shall be made free and clear of, and without deduction for or on account of, any withholding Taxes now or hereafter imposed by any official body in any jurisdiction. If any such withholding Taxes are required to be withheld or deducted from any amounts payable by the Borrower to the Lender hereunder, the Borrower shall:

(a)	within the time period for payment permitted by Applicable Laws, pay to the appropriate governmental body the full amount of such withholding Taxes and any additional Taxes in respect of the payment required under Section 9.1(b) and make such reports and filings in connection therewith in the manner required by Applicable Laws; and

(b)	pay to the Lender an additional amount which (after deduction of all withholding Taxes incurred by reason of the payment or receipt of such additional amount) will be sufficient to yield to the Lender the full amount which would have been received by it had no deduction or withholding been made.

Upon the request of the Lender, the Borrower shall furnish to the Lender the original or a certified copy of a receipt for (or other satisfactory evidence as to) the payment of each of the withholding Taxes (if any) payable in respect of such payment. If the Lender receives a refund of any withholding Taxes with respect to which the Borrower has paid any additional amount under thisSection 9.1, the Lender shall pay over such refund to the Borrower. Nothing herein is intended to require payment by the Borrower to or for the Lender in respect of any Taxes payable by the Lender in respect of Taxes on the Lenders’ own income, capital, capital gains, dividends, or other earnings realized pursuant to payments made pursuant to the terms of this Debenture.

Section 9.2 Notice

Any demand, notice, direction or other communication to be made or given hereunder (in each case, "Communication") shall be in writing and shall be made or given by personal delivery, by courier, by facsimile or email transmission, or sent by registered mail, charges prepaid, addressed to the respective parties as follows:

(a)	if to the Borrower:

Medmen Enterprises Inc. 10115 Jefferson Boulevard Culver City, CA 90232

	Attention:	Zeeshan Hyder
	Email:	zeeshan@medmen.com

(b	if to the Lender:

Attention:
Email:

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and with a copy (which shall not constitute notice) to:

Attention:
Email:

or to such other address or email or facsimile number as any party may from time to time designate in accordance with this Section. Any Communication made by personal delivery or by courier shall be conclusively deemed to have been given and received on the day of actual delivery thereof or if such day is not a Business Day, on the first Business Day thereafter. Any Communication made or given by facsimile or email on a Business Day before 4:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Any Communication that is mailed shall be conclusively deemed to have been given and received on the fifth Business Day following the date of mailing but if, at the time of mailing or within five Business Days thereafter, there is or occurs a labour dispute or other event that might reasonably be expected to disrupt delivery of documents by mail, any Communication shall be delivered or transmitted by any other means provided for in this Section.

Section 9.3 Change of Control of Borrower

By its acceptance hereof, each of the Borrower and the Lender acknowledges and agrees that in the event a Change of Control occurs that results in a successor entity upon completion of the arrangement, amalgamation, consolidation or merger or another entity carrying on the business of the Borrower, then all references herein to the Borrower shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Borrower.

Section 9.4 Amendments

This Debenture may not be amended or otherwise modified except by an instrument in writing executed by the Borrower and the Lender.

Section 9.5 Waivers

The Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 9.6 Registration of Debentures

The Borrower shall cause to be kept at the head office of the Borrower in the city of Los Angeles, California a register in which shall be entered the name and latest known address of the Lender and any other holders of Debentures. Such register shall at all reasonable times during regular business hours of the Borrower be open for inspection by the Lender and any such holder. The Borrower shall not be charged with notice of or be bound to see to the performance of any trust, whether express, implied, or constructive, in respect of this Debenture and may act on the direction of the Lender, whether named as trustee or otherwise, as though the Lender were the beneficial owner of this Debenture.

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Section 9.7 Transfer of Debenture

This Debenture shall be non-transferable, except that this Debenture may be transferred to: (a) an Affiliate of the Lender; or (b) any other Person; provided that no proposed transfer to a Person that is not an Affiliate of the Lender will be permitted without the prior written consent of the Borrower, which consent will not be unreasonably withheld, conditioned or delayed unless the Borrower determines, in its sole discretion, that the proposed transferee is, or is reasonably expected to become, a competitor of the Borrower. Any proposed transfer shall not be valid unless otherwise made in accordance with Applicable Laws, including all applicable Canadian Securities Laws and United States securities laws. Subject to the preceding sentence, if the Lender intends to transfer this Debenture or any portion thereof, it shall deliver to the Borrower the transfer form attached to this Debenture as Schedule C, duly executed by the Lender. Upon compliance with the foregoing conditions and the surrender by the Lender of this Debenture, the Borrower shall execute and deliver to the applicable transferee a new Debenture registered in the name of the transferee. If less than the full Principal Amount of this Debenture is transferred, the Lender shall be entitled to receive, in the same manner, a new Debenture registered in its name evidencing the portion of the Principal Amount of this Debenture not so transferred. Prior to registration of any transfer of this Debenture, the Lender and the applicable transferee shall be required to provide the Borrower with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under Applicable Laws.

Section 9.8 Release and Discharge

If the Lender exercises all conversion rights attached to this Debenture pursuant to Article 4 or if the Borrower pays all of the Obligations in full to the Lender, the Lender shall release this Debenture and the Borrower shall be, and shall be deemed to have, discharged of all its obligations under this Debenture.

Section 9.9 Successors and Assigns

This Debenture shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

Section 9.10 Time

Time shall be of the essence of this Debenture.

Section 9.11 Governing Law

This Debenture shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Borrower and, by its acceptance hereof, the Lender each hereby irrevocably submit and attorn to the nonexclusive jurisdiction of the courts of the Province of Ontario in connection with this Debenture.

Section 9.12 Further Assurances

The Borrower shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Lender or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

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SCHEDULE B.1 – LENDER CONVERSION NOTICE

TO: MEDMEN ENTERPRISES INC. (the "Borrower")

Pursuant to the 7.5% Unsecured Convertible Debenture (the "Debenture") of the Borrower issued to the undersigned on ____________________, the undersigned hereby notifies you that $____________________________of the principal amount outstanding under the Debenture shall be converted into Shares of the Borrower in accordance with the terms of the Debenture on ____________________ [DATE].

The certificates representing the Shares to be issued shall be registered as follows:

Name and Address	Address for Delivery	# of Shares

The amount of accrued and unpaid interest on the Principal Amount which is the subject of the Lender Conversion Right is $___________ and is calculated as follows: [PROVIDE DETAILS OF INTEREST CALCUATION]

DATED this ______ day of _______ [DATE].

[•]

By:
Name:
Title:

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SCHEDULE B.2 – BORROWER CONVERSION NOTICE

TO: [•] (the "Lender")

Pursuant to the 7.5% Unsecured Convertible Debenture (the "Debenture") of MedMen Enterprises Inc. (the "Borrower") issued to the Lender on September 28, 2020, the Borrower hereby notifies the Lender that $________________________ of the principal amount outstanding under the Debenture shall be converted into Shares of the Borrower in accordance with the terms of the Debenture on ____________________ [DATE].

The certificates representing the Shares to be issued shall be registered as follows, unless otherwise directed by the Lender:

Name and Address	Address for Delivery	# of Shares

The amount of accrued and unpaid interest on the Principal Amount which is the subject of the within Borrower Conversion Right is $___________ and is calculated as follows: [PROVIDE DETAILS OF INTEREST CALCUATION]

DATED this ______ day of _______ [DATE].

MEDMEN ENTERPRISES INC.

By:
Name:
Title:

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SCHEDULE C – FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

(Name)

(Address)

(the "Transferee"), of $__________________ principal amount of 7.5% Unsecured Convertible Debenture of Medmen Enterprises Inc. issued on September 28, 2020 registered in the name of the undersigned on the register of Debentures represented by the attached Debenture, and irrevocably appoints _________________________ as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Debenture on the books or register of transfer, with full power of substitution.

DATED this ______ day of _______ [DATE].

[NAME]

By:
Name:
Title:

Note to Debentureholder: In order to transfer the Debenture, this transfer form must be delivered to MedMen Enterprises Inc.

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